Exhibit (g)(i)

EXHIBIT A (AMENDED AS OF MAY 24, 2016)

Pointbreak Agriculture Commodity Strategy Fund (Ticker Symbol: PBAG)

Pointbreak Buyback Index Fund (Ticker Symbol: PBBB)

Pointbreak China Index Fund (Ticker Symbol: PBCI)

Pointbreak Diversified Commodity Strategy Fund (Ticker Symbol: PBCM)

Pointbreak India Index Fund (Ticker Symbol: PBIN)

Pointbreak Internet Security Index Fund (Ticker Symbol: PBCS)

Pointbreak IPO Index Fund (Ticker Symbol: PBIQ)

Pointbreak US Internet Index Fund (Ticker Symbol: PBIT)